Exhibit 99.1

RECORD OPERATING RESULTS FOR THIRD QUARTER

AND NINE MONTHS ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, October 31, 2013...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced record operating results for the third quarter ended September 30, 2013. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended September 30, 2013 (as compared to the same quarterly period in 2012):

•     Revenue increased 70.2% to $199.3 million as compared to $117.1 million

•     Net income available to common stockholders per share was $0.21

•     Normalized FFO available to common stockholders increased 68.5% to $116.1 million

•                  Normalized FFO per share increased 13.5% to $0.59, and includes a non-cash $0.02 reduction for accelerated stock vesting from 10 years to 5 years

•     AFFO available to common stockholders increased 72.1% to $117.9 million

•     AFFO per share increased 15.4% to $0.60

•     Same store rents increased 1.3% to $109.6 million

•     Portfolio occupancy increased to 98.1% from 97.0%

•     Issued $750 million of 4.65% senior unsecured notes due 2023

•     Invested $502.7 million in 219 new properties and properties under development or expansion

•     Increased the monthly dividend in September for the 73rd time and for the 64th consecutive quarter

•     Dividends paid per common share increased 23.0%

Financial Results

Revenue

Revenue, for the quarter ended September 30, 2013, increased 70.2% to $199.3 million as compared to $117.1 million, for the same quarter in 2012. Revenue, for the nine months ended September 30, 2013, increased 61.5% to $550.4 million as compared to $340.8 million, for the same period in 2012.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended September 30, 2013, was $41.1 million as compared to $27.0 million for the same quarter in 2012. Net income per share, for the quarter ended September 30, 2013, was $0.21 as compared to $0.20, for the same quarter in 2012.

Net income available to common stockholders, for the nine months ended September 30, 2013, was $149.8 million as compared to $86.0 million, for the same period in 2012. Net income per share, for the nine months ended September 30, 2013, was $0.80 as compared to $0.65, for the same period in 2012.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income and period to period comparisons.

FFO Available to Common Stockholders

Funds from Operations (FFO), for the quarter ended September 30, 2013, increased 82.8% to $115.9 million as compared to $63.4 million for the same quarter in 2012. FFO per share, for the quarter ended September 30, 2013, increased 22.9% to $0.59 as compared to $0.48, for the same quarter in 2012.

FFO, for the nine months ended September 30, 2013, increased 71.4% to $324.5 million as compared to $189.3 million, for the same period in 2012. FFO per share, for the nine months ended September 30, 2013, increased 21.1% to $1.72 as compared to $1.42, for the same period in 2012.

Normalized FFO Available to Common Stockholders

Normalized Funds from Operations, which is based on FFO adjusted to add back ARCT merger-related costs, for the quarter ended September 30, 2013, increased 68.5% to $116.1 million as compared to $68.9 million, for the same quarter in 2012. Normalized FFO per share, for the quarter ended September 30, 2013, increased 13.5% to $0.59 as compared to $0.52, for the same quarter in 2012. Normalized FFO per share during the quarter was reduced by $0.02 per share to account for the accelerated vesting of restricted shares that occurred on July 1, 2013 from ten-year vesting to five years.

Normalized FFO, for the nine months ended September 30, 2013, increased 73.2% to $337.4 million as compared to $194.8 million, for the same period in 2012. Normalized FFO per share, for the nine months ended September 30, 2013, increased 21.8% to $1.79 as compared to $1.47, for the same period in 2012.

AFFO Available to Common Stockholders

Adjusted Funds from Operations (AFFO), for the quarter ended September 30, 2013, increased 72.1% to $117.9 million as compared to $68.5 million, for the same quarter in 2012. AFFO per share, for the quarter ended September 30, 2013, increased 15.4% to $0.60 as compared to $0.52, for the same quarter in 2012.

AFFO, for the nine months ended September 30, 2013, increased 67.6% to $337.4 million as compared to $201.3 million, for the same period in 2012. AFFO per share, for the nine months ended September 30, 2013, increased 17.8% to $1.79 as compared to $1.52, for the same period in 2012.

The company considers FFO, normalized FFO, and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. Normalized FFO adds back merger-related costs for the acquisition of ARCT. AFFO further adjusts Normalized FFO for unique revenue and expense items, which are not pertinent to the measurement of the company’s ongoing operating performance. See the reconciliation of net income available to common stockholders to FFO, normalized FFO and AFFO on page seven.

Dividend Information

In September 2013, Realty Income announced the 64th consecutive quarterly dividend increase, which is the 73rd increase in the amount of the dividend since the company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of September 30, 2013, was approximately $2.182 per share. The amount of monthly dividends paid per share increased 23.0% to $0.545, in the third quarter of 2013 from $0.443 per share, for the same period in 2012. In addition, through September 30, 2013, the company has paid 518 consecutive monthly dividends and over $2.6 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of September 30, 2013, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 3,866 properties located in 49 states and Puerto Rico, leased to 200 commercial enterprises doing business in 47 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 10.9 years.

Portfolio Management Activities

The company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2013, portfolio occupancy was 98.1% with 73 properties available for lease out of a total of 3,866 properties in the portfolio, as compared to 97.0% portfolio occupancy for the same period in 2012.

Rent Increases

During the quarter ended September 30, 2013, same store rents, on 2,360 properties under lease, increased 1.3% to $109.6 million, as compared to $108.2 million for the same quarter in 2012. For the nine months ended September 30, 2013, same store rents, on 2,360 properties under lease, increased 1.3% to $328.4 million, as compared to $324.2 million for the same period in 2012.

Property Acquisitions

During the third quarter of 2013, Realty Income invested $502.7 million in 219 new properties, and properties under development or expansion, located in 33 states. These properties are 100% leased with a weighted average lease term of approximately 14.7 years and an initial average lease yield of 7.1%. In addition, approximately 72% of the revenue generated by these acquisitions is from investment grade tenants. The tenants occupying the new properties operate in 15 industries and the property types consist of 80.7% retail, 18.9% office, and 0.4% industrial and distribution, based on rental revenue.

During the nine months ended September 30, 2013, Realty Income invested approximately $1.37 billion in 407 new properties and properties under development or expansion. The new properties are located in 40 states and are 100% leased with an average lease term of approximately 14.1 years and an initial average lease yield of 7.0%. Approximately 65% of the revenue generated from the year-to-date 2013 acquisitions is from investment grade tenants. These property acquisitions are in addition to the $3.2 billion acquisition of 515 properties resulting from Realty Income’s acquisition of American Realty Capital Trust (ARCT), which was completed during the first quarter of 2013.

Realty Income maintains a $1.5 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program in the third quarter of 2013. The primary objective of this program is to sell assets when the company believes that the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the company’s real estate portfolio, increase the average lease length, and/or decrease tenant or industry concentration.

During the quarter ended September 30, 2013, Realty Income sold 19 properties for $22.4 million, with a gain on sales of $6.2 million, as compared to 11 properties sold for $15.8 million, with a gain on sales of $2.0 million, during the same quarter in 2012.

During the nine months ended September 30, 2013, Realty Income sold 53 properties for $106.1 million, with a gain on sales of $50.5 million, as compared to 30 properties sold for $34.3 million, with a gain on sales of $6.0 million, during the same period in 2012.

Other Quarterly and Subsequent Activities

Expansion of Unsecured Credit Facility

On October 29, Realty Income announced the expansion of the company’s unsecured acquisition credit facility to $1.5 billion from $1.0 billion. The company exercised the $500 million accordion expansion of the existing credit facility with its current bank lending group. All other material business terms of the credit facility remain unchanged. As of October 29, 2013, the company had borrowing capacity of approximately $1.4 billion available on the facility.

Issued 9.775 Million Common Shares

On October 25, Realty Income issued 9.775 million common shares priced at $40.63 per share. Net proceeds of approximately $378 million were used to repay a portion of the borrowings under the company’s acquisition credit facility.

Realty Income Names John P. Case to Succeed Tom A. Lewis as Chief Executive Officer

On September 3, Realty Income announced that its Board of Directors had appointed John P. Case to the position of chief executive officer of the company. Mr. Case, who has served as president and chief investment officer, succeeded Tom A. Lewis, who decided to retire as the company’s CEO. Mr. Lewis, who had been CEO since 1997, will remain at the company until early next year to assist with the transition, and continues to serve as vice chairman of the company’s Board of Directors. With this appointment, Mr. Case becomes only the third CEO in Realty Income’s 44-year history.

Issued $750 million of $4.65% Senior Unsecured Notes

In July, Realty Income issued $750 million of 4.65% senior unsecured notes due 2023. The public offering price for the notes was 99.775% of the principal amount for an effective yield to maturity of 4.678%. The net proceeds from the offering were used to repay all of the borrowings outstanding under the company’s acquisition credit facility and for other general corporate purposes and working capital, which may include additional acquisitions.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, John P. Case said, “We are again pleased to report successful operating results for the third quarter. The primary drivers of our performance were: 1) $1.37 billion in new acquisitions during the past nine months, at an initial average lease yield of 7.0%; 2) the immediately accretive rental revenue from our acquisition of ARCT for $3.2 billion, completed in January 2013; and 3) the continued strength of our existing portfolio, with quarter-end occupancy of 98.1%, and same store rent growth of 1.3%. We also now believe 2013 estimated acquisitions will be approximately $1.5 billion versus our prior estimate of at least $1.25 billion, as acquisitions activity remains robust. Additionally, our operating performance has allowed us to increase the dividends paid year-to-date by 21.6%.

“We also successfully accessed the capital markets during October, issuing $397 million of common stock in an offering that was upsized by 50% from an original offering amount of $264 million. Proceeds will be used to repay borrowings under our credit facility and, as a result, permanently and accretively finance third quarter acquisitions activity. Furthermore, we increased the funds available to us under our unsecured acquisition credit facility to $1.5 billion from $1.0 billion. Currently, we have approximately $1.4 billion available under our credit facility to fund additional property investment activities.”

FFO and AFFO Commentary

Realty Income’s FFO and AFFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the company’s revenue. There are, however, several factors that can cause FFO and AFFO per share to vary from levels that have been anticipated by the company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, integration of the acquired ARCT properties including the finalization of purchase price allocations, lease rollovers, the general real estate market, and the economy.

2013 Earnings Estimates

Normalized FFO is based on FFO adjusted to add back ARCT merger-related costs. The Normalized 2013 FFO and AFFO estimates are as follows (excluding the costs associated with the ARCT transaction):

Normalized FFO per share for 2013 should range from $2.38 to $2.42 per share, an increase of 18% to 20% over the Normalized 2012 FFO per share of $2.02. Normalized FFO per share for 2013 is based on an estimated net income per share range of $0.94 to $0.98, plus estimated real estate depreciation of $1.65 per share, plus ARCT merger-related costs of $0.07 per share, and reduced by potential estimated gains on sales of investment properties of $0.28 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2013 should range from $2.38 to $2.42 per share, an increase of 16% to 17% over the 2012 AFFO per share of $2.06. This represents an increase from the prior AFFO per share estimate of $2.35 to $2.41. AFFO further adjusts Normalized FFO for unique revenue and expense items, which are not pertinent to the measurement of the company’s ongoing operating performance.

2014 Earnings Estimates

FFO per share for 2014 should range from $2.53 to $2.58 per share, an increase of 5% to 8% over the 2013 estimated FFO per share of $2.38 to $2.42. FFO per share for 2014 is based on an estimated net income per share range of $0.88 to $0.93, plus estimated real estate depreciation of $1.72 per share, and reduced by potential estimated gains on sales of investment properties of $0.07 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2014 should range from $2.53 to $2.58 per share, an increase of 5% to 8% over the 2013 estimated AFFO per share of $2.38 to $2.42. AFFO further adjusts FFO for unique revenue and expense items, which are not pertinent to the measurement of the company’s ongoing operating performance.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2013, the company had paid 518 consecutive monthly dividends throughout its 44-year operating history. The monthly income is supported by the cash flows from over 3,800 properties owned under long-term lease agreements with 200 leading regional and national commercial enterprises. The company is an active buyer of net-leased properties nationwide. Additional information about the company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, integration of the ARCT acquisition, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at

http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

Media Contact:

Tere H. Miller, Vice President

Investor Relations & Corporation Communications

(760) 741-2111, x1177

CONSOLIDATED STATEMENTS OF INCOME

For the three and nine months ended September 30, 2013 and 2012

(dollars in thousands, except per share amounts - unaudited)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	9/30/13	9/30/12	9/30/13	9/30/12
REVENUE
Rental	$195,429	$116,795	$543,557	$339,598
Other	3,875	354	6,841	1,211

Total revenue	199,304	117,149	550,398	340,809

EXPENSES
Depreciation and amortization	80,869	37,039	221,603	105,828
Interest	49,703	29,720	130,271	87,477
General and administrative	16,628	9,335	40,316	27,775
Property	5,898	1,532	12,735	5,156
Income taxes	671	405	2,063	1,215
Merger-related costs	240	5,495	12,875	5,495

Total expenses	154,009	83,526	419,863	232,946

Income from continuing operations	45,295	33,623	130,535	107,863
Income from discontinued operations	6,612	3,835	51,115	12,266

Net income	51,907	37,458	181,650	120,129
Net income attributable to noncontrolling interests	(336)	-	(422)	-

Net income attributable to the Company	51,571	37,458	181,228	120,129
Preferred stock dividends	(10,482)	(10,482)	(31,447)	(30,435)
Excess of redemption value over carrying value of preferred shares redeemed	-	-	-	(3,696)

Net income available to common stockholders	$41,089	$26,976	$149,781	$85,998

Funds from operations available to common stockholders (FFO)	$115,906	$63,420	$324,525	$189,283
Normalized funds from operations available to common stockholders (normalized FFO)	$116,146	$68,915	$337,400	$194,778
Adjusted funds from operations available to common stockholders (AFFO)	$117,919	$68,496	$337,439	$201,290

Per share information for common stockholders:
Income from continuing operations, basic and diluted	$0.18	$0.17	$0.53	$0.56
Net income, basic and diluted	$0.21	$0.20	$0.80	$0.65
FFO:
Basic	$0.59	$0.48	$1.73	$1.43
Diluted	$0.59	$0.48	$1.72	$1.42
Normalized FFO:
Basic	$0.59	$0.52	$1.80	$1.47
Diluted	$0.59	$0.52	$1.79	$1.47
AFFO:
Basic	$0.60	$0.52	$1.80	$1.52
Diluted	$0.60	$0.52	$1.79	$1.52
Cash dividends paid per common share	$0.545	$0.443	$1.602	$1.317

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three months	Three months	Nine months	Nine months
	Ended 9/30/13	Ended 9/30/12	Ended 9/30/13	Ended 9/30/12

Net income available to common stockholders	$41,089	$26,976	$149,781	$85,998
Depreciation and amortization:
Continuing operations	80,869	37,039	221,603	105,828
Discontinued operations	396	842	1,463	2,995
Depreciation allocated to noncontrolling interest	(285)	-	(680)	-
Depreciation of furniture, fixtures and equipment	(76)	(59)	(203)	(195)
Provisions for impairment on investment properties	76	667	3,028	667
Gain on sale of investment properties, discontinued operations	(6,163)	(2,045)	(50,467)	(6,010)
FFO available to common stockholders	115,906	63,420	324,525	189,283
Merger-related costs	240	5,495	12,875	5,495
Normalized FFO available to common stockholders	$116,146	$68,915	$337,400	$194,778

FFO per common share:
Basic	$0.59	$0.48	$1.73	$1.43
Diluted	$0.59	$0.48	$1.72	$1.42

Normalized FFO per common share:
Basic	$0.59	$0.52	$1.80	$1.47
Diluted	$0.59	$0.52	$1.79	$1.47

Distributions paid to common stockholders	$106,875	$59,167	$298,544	$175,719

Normalized FFO in excess of distributions paid to common stockholders	$9,271	$9,748	$38,856	$19,059

Weighted average number of common shares used for computation per share:
Basic	195,768,298	132,764,877	187,805,222	132,731,984
Diluted	196,619,866	132,931,813	188,399,848	132,845,970

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items. We define normalized FFO, a non-GAAP measure, as FFO excluding the ARCT merger-related costs.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three months	Three months	Nine months	Nine months
	Ended 9/30/13	Ended 9/30/12	Ended 9/30/13	Ended 9/30/12
Net income available to common stockholders	$41,089	$26,976	$149,781	$85,998
Cumulative adjustments to calculate FFO (1)	75,057	41,939	187,619	108,780
Normalized FFO available to common stockholders	116,146	68,915	337,400	194,778
Amortization of share-based compensation	6,737	2,230	14,235	7,780
Amortization of deferred financing costs (2)	1,196	611	3,217	1,838
Excess of redemption value over carrying value of Class D preferred share redemption	-	-	-	3,696
Amortization of net mortgage premiums	(2,518)	(111)	(6,959)	(279)
(Gain) loss on interest rate swaps	596	22	(690)	74
Capitalized leasing costs and commissions	(369)	(521)	(1,143)	(1,218)
Capitalized building improvements	(2,239)	(1,576)	(4,759)	(3,283)
Other adjustments (3)	(1,630)	(1,074)	(3,862)	(2,096)
Total AFFO available to common stockholders	$117,919	$68,496	$337,439	$201,290

AFFO per common share:
Basic	$0.60	$0.52	$1.80	$1.52
Diluted	$0.60	$0.52	$1.79	$1.52

Distributions paid to common stockholders	$106,875	$59,167	$298,544	$175,719

AFFO in excess of distributions paid to common stockholders	$11,044	$9,329	$38,895	$25,571

(1)                See FFO and normalized FFO calculation above for reconciling items.

(2)                Includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011, October 2012 and July 2013. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable and the issuance of our term loan. The deferred financing costs are being amortized over the lives of the respective mortgages and term loan. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)                Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended September 30,	2013	2012	2011	2010	2009

Net income available to common stockholders	$41,089	$26,976	$34,717	$25,591	$27,089
Depreciation and amortization	80,904	37,822	31,837	24,132	22,879
Provisions for impairment on Realty Income investment properties	76	667	169	84	-
Gain on sales of investment properties	(6,163)	(2,045)	(3,149)	(1,919)	(1,814)

FFO	115,906	63,420	63,574	47,888	48,154
Merger-related costs	240	5,495	-	-	-
Normalized FFO	$116,146	$68,915	$63,574	$47,888	$48,154

Normalized FFO per diluted share	$0.59	$0.52	$0.50	$0.46	$0.47

AFFO	$117,919	$68,496	$64,239	$48,585	$48,499

AFFO per diluted share	$0.60	$0.52	$0.51	$0.47	$0.47

Cash dividends paid per share	$0.545	$0.443	$0.435	$0.431	$0.427
Weighted average diluted shares outstanding	196,619,866	132,931,813	126,582,609	103,977,023	103,481,892

For the nine months ended September 30,	2013	2012	2011	2010	2009

Net income available to common stockholders	$149,781	$85,998	$97,837	$74,717	$77,606
Depreciation and amortization	222,183	108,628	87,628	70,814	68,713
Provisions for impairment on Realty Income investment properties	3,028	667	378	171	-
Gain on sales of investment properties	(50,467)	(6,010)	(4,529)	(4,284)	(4,250)

FFO	324,525	189,283	181,314	141,418	142,069
Merger-related costs	12,875	5,495	-	-	-
Normalized FFO	$337,400	$194,778	$181,314	$141,418	$142,069

Normalized FFO per diluted share	$1.79	$1.47	$1.46	$1.36	$1.37

AFFO	$337,439	$201,290	$184,847	$143,930	$144,118

AFFO per diluted share	$1.79	$1.52	$1.49	$1.39	$1.39

Cash dividends paid per share	$1.602	$1.317	$1.301	$1.290	$1.279
Weighted average diluted shares outstanding	188,399,848	132,845,970	124,013,142	103,887,679	103,532,894

CONSOLIDATED BALANCE SHEETS

As of September 30, 2013 and December 31, 2012

(dollars in thousands)

	2013	2012
	(unaudited)
ASSETS
Real estate, at cost:
Land	$2,753,192	$1,999,820
Buildings and improvements	7,002,560	3,920,865
Total real estate, at cost	9,755,752	5,920,685
Less accumulated depreciation and amortization	(1,051,950)	(897,767)

Net real estate held for investment	8,703,802	5,022,918
Real estate held for sale, net	17,276	19,219
Net real estate	8,721,078	5,042,137
Cash and cash equivalents	9,960	5,248
Accounts receivable, net	32,169	21,659
Acquired lease intangible assets, net	955,893	242,125
Goodwill	15,739	16,945
Other assets, net	146,088	115,249

Total assets	$9,880,927	$5,443,363

LIABILITIES AND EQUITY
Distributions payable	$39,359	$23,745
Accounts payable and accrued expenses	69,299	70,426
Acquired lease intangible liabilities, net	137,693	26,471
Other liabilities	38,792	26,059
Lines of credit payable	468,400	158,000
Mortgages payable, net	811,058	175,868
Term loan	70,000	-
Notes payable	3,200,000	2,550,000

Total liabilities	4,834,601	3,030,569

Stockholders’ equity:
Preferred stock and paid in capital	609,363	609,363
Common stock and paid in capital	5,333,761	2,572,092
Distributions in excess of net income	(932,876)	(768,661)

Total stockholders’ equity	5,010,248	2,412,794
Noncontrolling interests	36,078	-

Total equity	5,046,326	2,412,794

Total liabilities and equity	$9,880,927	$5,443,363

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index (1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	yield	return (2)	yield	return (3)	yield	return (3)	yield	return (3)	yield	return (4)

10/18 to 12/31/1994	10.5%	10.8%	7.7%	0.0%	2.9%	(1.6%)	2.9%	(1.2%)	0.5%	(1.7%)
1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
2010	5.1%	38.6%	3.5%	27.9%	2.6%	14.0%	1.9%	15.1%	1.2%	16.9%
2011	5.0%	7.3%	3.8%	8.3%	2.8%	8.3%	2.3%	2.1%	1.3%	(1.8%)
2012	4.5%	20.1%	3.5%	19.7%	3.0%	10.2%	2.5%	16.0%	2.6%	15.9%
YTD Q3 2013	5.5%	2.8%	3.7%	3.0%	2.5%	17.7%	2.1%	19.8%	1.3%	24.9%

Compounded Average Annual Total Return (5)		16.8%		10.7%		9.9%		9.0%		8.8%

Note:   All of these dividend yields are calculated as annualized dividends based on the last dividend paid in applicable time period divided by the closing price as of period end.  Dividend yield sources: NAREIT website and Bloomberg, except for the 1994 NASDAQ dividend yield which was sourced from Datastream / Thomson Financial.

(1)                 FTSE NAREIT US Equity REIT Index, as per NAREIT website.

(2)                 Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period.  Does not include reinvestment of dividends.

(3)                 Includes reinvestment of dividends.  Source:  NAREIT website and Factset.

(4)                 Price only index, does not include dividends.  Source:  Factset.

(5)                 All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through September 30, 2013, and (except for NASDAQ) assuming reinvestment of dividends. Past Performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of September 30, 2013 (dollars in thousands):

		Approximate	Rental Revenue for		Percentage of
	Number of	Leasable	the Quarter Ended		Rental
Property Type	Properties	Square Feet	September 30, 2013	(1)	Revenue
Retail	3,717	39,346,500	$152,018		77.6%
Industrial and Distribution	76	15,175,400	21,541		11.0
Office	47	3,120,300	12,312		6.3
Agriculture	15	184,500	5,202		2.6
Manufacturing	11	3,458,800	4,868		2.5
Totals	3,866	61,285,500	$195,941		100.0%

(1)                 Includes rental revenue for all properties owned by Realty Income at September 30, 2013, including revenue from properties reclassified as discontinued operations of $535.  Excludes revenue of $23 from properties owned by Crest.

Tenant Diversification

The largest tenants based on percentage of total portfolio rental revenue at September 30, 2013 include the following:
FedEx	5.1%	Rite Aid	2.2%
Walgreens	5.0%	Dollar General	2.2%
Family Dollar	4.9%	Regal Cinemas	2.1%
LA Fitness	4.2%	CVS Pharmacy	2.1%
AMC Theatres	3.1%	The Pantry	1.8%
Diageo	3.0%	Circle K	1.7%
BJ’s Wholesale Clubs	2.9%	Walmart/Sam’s Club	1.6%
Northern Tier Energy/Super America	2.5%

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter Ended	For the Years Ended
	September 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2012	2011	2010	2009	2008	2007
Retail industries
Apparel stores	1.8%	1.7%	1.4%	1.2%	1.1%	1.1%	1.2%
Automotive collision services	0.8	1.1	0.9	1.0	1.1	1.0	1.1
Automotive parts	1.1	1.0	1.2	1.4	1.5	1.6	2.1
Automotive service	2.0	3.1	3.7	4.7	4.8	4.8	5.2
Automotive tire services	3.5	4.7	5.6	6.4	6.9	6.7	7.3
Book stores	0.1	0.1	0.1	0.1	0.2	0.2	0.2
Child care	2.6	4.5	5.2	6.5	7.3	7.6	8.4
Consumer electronics	0.3	0.5	0.5	0.6	0.7	0.8	0.9
Convenience stores	11.2	16.3	18.5	17.1	16.9	15.8	14.0
Crafts and novelties	0.5	0.3	0.2	0.3	0.3	0.3	0.3
Dollar stores	6.3	2.2	-	-	-	-	-
Drug stores	9.3	3.5	3.8	4.1	4.3	4.1	2.7
Education	0.4	0.7	0.7	0.8	0.9	0.8	0.8
Entertainment	0.6	0.9	1.0	1.2	1.3	1.2	1.4
Equipment services	0.1	0.1	0.2	0.2	0.2	0.2	0.2
Financial services	1.5	0.2	0.2	0.2	0.2	0.2	0.2
General merchandise	1.0	0.6	0.6	0.8	0.8	0.8	0.7
Grocery stores	2.9	3.7	1.6	0.9	0.7	0.7	0.7
Health and fitness	6.1	6.8	6.4	6.9	5.9	5.6	5.1
Health care	*	-	-	-	-	-	-
Home furnishings	0.8	1.0	1.1	1.3	1.3	2.4	2.6
Home improvement	1.3	1.5	1.7	2.0	2.2	2.1	2.4
Jewelry	0.1	-	-	-	-	-	-
Motor vehicle dealerships	1.5	2.1	2.2	2.6	2.7	3.2	3.1
Office supplies	0.4	0.8	0.9	0.9	1.0	1.0	1.1
Pet supplies and services	0.8	0.6	0.7	0.9	0.9	0.8	0.9
Restaurants - casual dining	5.0	7.3	10.9	13.4	13.7	14.3	14.9
Restaurants - quick service	4.2	5.9	6.6	7.7	8.3	8.2	6.6
Shoe stores	0.1	0.1	0.2	0.1	-	-	-
Sporting goods	1.7	2.5	2.7	2.7	2.6	2.3	2.6
Theaters	5.9	9.4	8.8	8.9	9.2	9.0	9.0
Transportation services	0.1	0.2	0.2	0.2	0.2	0.2	0.2
Wholesale clubs	4.4	3.2	0.7	-	-	-	-
Other	*	0.1	0.1	0.3	1.1	1.2	1.9
Retail industries	78.4%	86.7%	88.6%	95.4%	98.3%	98.2%	97.8%

Industry Diversification (continued)
	Percentage of Rental Revenue(1)
	For the Quarter Ended	For the Years Ended
	September 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2012	2011	2010	2009	2008	2007
Non-retail industries
Aerospace	1.4	0.9	0.5	-	-	-	-
Beverages	3.2	5.1	5.6	3.0	-	-	-
Consumer appliances	0.6	0.1	-	-	-	-	-
Consumer goods	1.1	0.1	-	-	-	-	-
Crafts and novelties	0.1	-	-	-	-	-	-
Diversified industrial	0.1	0.1	-	-	-	-	-
Electrical utilities	0.1	-	-	-	-	-	-
Equipment services	0.5	0.3	0.2	-	-	-	-
Financial services	0.5	0.4	0.3	-	-	-	-
Food processing	1.4	1.3	0.7	-	-	-	-
Government services	1.4	0.1	0.1	0.1	0.1	-	-
Health care	1.9	*	*	-	-	-	-
Home furnishings	0.2	-	-	-	-	-	-
Home improvement	0.3	-	-	-	-	-	-
Insurance	0.1	*	-	-	-	-	-
Machinery	0.2	0.1	-	-	-	-	-
Other manufacturing	0.5	-	-	-	-	-	-
Packaging	0.9	0.7	0.4	-	-	-	-
Paper	0.2	0.1	0.1	-	-	-	-
Shoe stores	0.9	-	-	-	-	-	-
Telecommunications	0.7	0.8	0.7	-	-	-	-
Transportation services	5.2	2.2	1.6	-	-	-	-
Other	0.1	1.0	1.2	1.5	1.6	1.8	2.2
Non-retail industries	21.6%	13.3%	11.4%	4.6%	1.7%	1.8%	2.2%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*              Less than 0.1%

(1)    Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 3,774 net leased, single-tenant properties as of September 30, 2013 (dollars in thousands):

Total Portfolio							Initial Expirations(3)			Subsequent Expirations(4)
				Rental				Rental			Rental
				Revenue				Revenue			Revenue
				for the				for the			for the
				Quarter		% of		Quarter	% of		Quarter	% of
	Number		Approx.	Ended		Total	Number	Ended	Total	Number	Ended	Total
	of Leases		Leasable	Sept. 30,		Rental	of Leases	Sept. 30,	Rental	of Leases	Sept. 30,	Rental
Year	Expiring	(1)	Sq. Feet	2013	(2)	Revenue	Expiring	2013	Revenue	Expiring	2013	Revenue

2013	63		513,900	$1,719		1.0%	13	$559	0.4%	50	$1,160	0.6%
2014	149		1,046,400	3,702		1.9	49	1,668	0.9	100	2,034	1.0
2015	172		933,200	3,969		1.9	67	1,789	0.9	105	2,180	1.0
2016	195		1,167,300	4,504		2.3	119	2,787	1.4	76	1,717	0.9
2017	171		1,973,200	5,689		2.9	45	2,975	1.5	126	2,714	1.4
2018	260		3,358,400	10,535		5.4	162	7,793	4.0	98	2,742	1.4
2019	179		2,865,900	9,905		5.1	159	9,238	4.8	20	667	0.3
2020	110		3,402,100	8,557		4.4	99	8,187	4.2	11	370	0.2
2021	188		5,185,900	13,494		6.9	180	12,983	6.6	8	511	0.3
2022	213		7,155,500	14,518		7.6	205	14,284	7.4	8	234	0.2
2023	350		5,735,100	18,374		9.4	338	17,736	9.1	12	638	0.3
2024	139		2,084,800	7,027		3.6	139	7,027	3.6	-	-	-
2025	288		3,708,300	16,602		8.6	283	16,475	8.5	5	127	0.1
2026	232		3,558,100	12,630		6.6	229	12,547	6.5	3	83	0.1
2027	445		4,183,900	14,176		7.3	443	14,136	7.3	2	40	*
2028 - 2043	620		12,972,100	48,795		25.1	612	48,630	25.0	8	165	0.1

Totals	3,774		59,844,100	$194,196		100.0%	3,142	$178,814	92.1%	632	$15,382	7.9%

*      Less than 0.1%

(1)   Excludes 19 multi-tenant properties and 73 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)   Includes rental revenue of $535 from properties reclassified as discontinued operations and excludes revenue of $1,745 from 19 multi-tenant properties and from 73 vacant and unleased properties at September 30, 2013.  Excludes revenue of $23 from four properties owned by Crest.

(3)   Represents leases to the initial tenant of the property that are expiring for the first time.

(4)   Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of September 30, 2013 (dollars in thousands):

			Approximate	Rental Revenue for		Percentage of
	Number of	Percent	Leasable	the Quarter Ended		Rental
State	Properties	Leased	Square Feet	September 30, 2013	(1)	Revenue
Alabama	103	97%	782,700	$2,662		1.4%
Alaska	2	100	128,500	307		0.2
Arizona	110	96	1,185,600	5,311		2.7
Arkansas	35	94	607,200	1,123		0.6
California	161	100	4,613,600	19,723		10.1
Colorado	69	99	759,100	2,679		1.4
Connecticut	22	95	462,100	2,035		1.0
Delaware	16	100	29,500	418		0.2
Florida	287	99	2,959,400	11,461		5.8
Georgia	206	97	2,661,900	7,949		4.1
Hawaii	--	--	--	--		--
Idaho	13	100	91,800	449		0.2
Illinois	148	100	4,060,000	10,505		5.4
Indiana	100	98	1,012,100	4,739		2.4
Iowa	33	97	2,667,200	3,044		1.6
Kansas	76	99	1,571,200	3,266		1.7
Kentucky	43	98	788,200	2,833		1.4
Louisiana	72	97	806,700	2,409		1.2
Maine	9	100	126,400	848		0.4
Maryland	32	100	649,900	3,680		1.9
Massachusetts	82	95	723,900	3,107		1.6
Michigan	103	98	939,200	3,179		1.6
Minnesota	155	100	1,152,000	7,366		3.8
Mississippi	95	96	1,282,200	3,115		1.6
Missouri	121	99	2,293,500	7,348		3.8
Montana	2	50	30,000	13		*
Nebraska	27	100	391,000	1,199		0.6
Nevada	20	100	380,700	1,220		0.6
New Hampshire	19	100	295,000	1,256		0.6
New Jersey	63	97	408,800	2,610		1.3
New Mexico	23	100	178,100	537		0.3
New York	80	95	1,970,300	10,021		5.1
North Carolina	126	99	1,181,600	4,494		2.3
North Dakota	7	100	66,000	118		0.1
Ohio	197	97	4,760,300	11,196		5.7
Oklahoma	111	100	1,457,900	3,565		1.8
Oregon	24	100	455,200	1,527		0.8
Pennsylvania	151	99	1,724,400	7,175		3.7
Rhode Island	3	100	21,300	65		*
South Carolina	127	98	868,100	3,919		2.0
South Dakota	11	100	133,500	244		0.1
Tennessee	155	97	2,601,300	5,075		2.6
Texas	388	99	6,606,600	19,278		9.9
Utah	12	100	742,700	1,198		0.6
Vermont	6	100	100,700	444		0.2
Virginia	127	97	2,531,400	6,333		3.2
Washington	37	100	400,800	1,442		0.7
West Virginia	12	100	261,200	877		0.4
Wisconsin	38	95	1,315,300	2,367		1.2
Wyoming	3	100	21,100	63		*
Puerto Rico	4	100	28,300	149		0.1

Totals\Average	3,866	98%	61,285,500	$195,941		100.0%

*            Less than 0.1%

(1)   Includes rental revenue for all properties owned by Realty Income at September 30, 2013, including revenue from properties reclassified as discontinued operations of $535.  Excludes revenue of $23 from properties owned by Crest.